UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

LivePerson, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue, 5th Floor New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

LivePerson, Inc. is filing this Amendment (this “Amendment”) to the Form 8-K filed on December 7, 2020 (the “Original Form 8-K”) solely to amend Item 9.01 of the Original Form 8-K to replace Exhibits 4.1, 4.2, 10.1 and 10.2 in the Original Form 8-K, which contained incorrect formatting and section references.

All Items of the Original Form 8-K other than Item 9.01 of the Original Form 8-K are unaffected by this Amendment and such Items have not been included herein. No substantive revisions have been made to the Original Form 8-K or to the exhibits filed therewith. This Amendment does not reflect events occurring after the filing date of the Original Form 8-K, or modify or update disclosures in the Original Form 8-K, except as to update and replace the exhibits included in the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit No.	Description

4.1	Indenture, dated as of December 4, 2020, by and between LivePerson, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of 0% Convertible Senior Notes due 2026 (included within the Indenture filed as Exhibit 4.1).

10.1	Form of Base Capped Call Transaction Confirmation.

10.2	Form of Additional Capped Call Transaction Confirmation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC.

By:	/s/ Monica L. Greenberg
Monica L. Greenberg
Executive Vice President of Policy and General Counsel

Date: December 10, 2020